UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2018

 SELLAS Life Sciences Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor New York, NY 10018
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 5, 2018, SELLAS Life Sciences Group, Inc. (the "Company") and all individual defendants agreed to a settlement (the "Settlement Agreement") with JGB (Cayman) Newton, Ltd. ("JGB") regarding the Company’s counterclaims against JGB which were asserted in the litigation captioned JGB (Cayman) Newton, Ltd. v. Sellas Life Sciences Group, Inc., et al., Case 1:18-cv-3095 (DLC) (the "JGB Action"). The JGB Action was originally commenced by JGB in connection with a $25.5 million senior secured debenture entered into by the Company's predecessor, Galena Biopharma, Inc. ("Galena") and JGB in May 2016 (as amended, the "Senior Secured Debenture"). As part of the settlement, JGB has paid the Company approximately $6.6 million (the "Settlement Amount") in exchange for a full discharge of all claims and counterclaims asserted by the Company and JGB in the JGB Action.

In addition to the payment of the Settlement Amount (which included the amounts previously deposited in escrow pursuant to a court order dated October 16, 2018), pursuant to the terms of the Settlement Agreement, (i) JGB and its affiliated entities that were party to the JGB Action, JGB Collateral LLC, JGB Capital Offshore Ltd., JGB Partners L.P. and JGB Capital L.P. (together with JGB, the "JGB Parties"), confirmed that the obligations of the Company and any affiliates under the Senior Secured Debenture and all related agreements, i.e., (a) the Security Purchase Agreement dated May 10, 2016, as amended on August 22, 2016, between Galena and JGB, (b) the Security Agreement dated May 10, 2016 among Galena, Apthera, Inc., Mills Pharmaceuticals, LLC and JGB Collateral LLC, (c) the Subsidiary Guarantee Agreement among Apthera, Inc., Mills Pharmaceuticals, LLC, JGB and JGB Collateral LLC dated May 10, 2016, (d) the Registration Rights Agreement between Galena and JGB dated May 10, 2016, (e) the Securities Account Control Agreement among Galena, JGB Collateral LLC, U.S. Bank National Association and SVB Asset Management dated May 10, 2016, (f) the U.S. Bank Pledged and Restricted Account Agreement among Galena, JGB Collateral LLC, U.S. Bank National Association and SVB Asset Management dated December 28, 2016, (g) the Patent Security Agreement dated May 10, 2016 by Galena in favor of JGB Collateral LLC and (h) all exhibits and schedules and any other documents or agreements executed in connection with the above agreements (the Senior Secured Debenture together with (a), (b), (c), (d), (e), (f), (g) and (h), the "Debenture Agreements") are satisfied in full; (ii) each of the Debenture Agreements is terminated; (iii) all liens and security interests, and all right, title and interests in and to the Company’s assets granted or pledged to the JGB Parties are released and terminated; (iv) the parties agreed to mutual general releases of all claims relating to or arising under the Debenture Agreements or any of the claims, counterclaims, or transactions alleged in the JGB Action; and (v) the parties agreed to submit to the U.S. District Court for the Southern District of New York a stipulation of dismissal of the JGB Action with prejudice.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 1.02 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1
Settlement Agreement between SELLAS Life Sciences Group, Inc. and individual named defendants, on the one hand, and JGB (Cayman) Newton, Ltd., JGB Collateral LLC, JGB Capital Offshore Ltd., JGB Partners L.P., and JGB Capital L.P., on the other hand, dated as of November 5, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc..

Date:	November 9, 2018	By:	/s/ Barbara A. Wood
Barbara A. Wood Executive Vice President, General Counsel